June 19, 2012

Office of the Chief Accountant
Securities and Exchange Commission
100F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated June 19, 2012 of Applied Minerals, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audit for the years ended December 31, 2011 and 2010, and our reviews of interim financial statements.  We cannot confirm or deny that the appointment of EisnerAmper LLP, Certified Public Accountants, was approved by the Board of Directors or that they were not consulted prior to their appointment as auditors.

Very truly yours,

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP

Austin, Texas